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CHRISTINE POLLARD
State Bar Number 116095
MICHAEL D. MYERS
State Bar Number 86996
675 West Foothill Boulevard
Suite 200
Claremont, CA  91711
Telephone: (909) 398-4200

Representing, MICHAEL D. MYERS,
State Court Receiver


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                     COUNTY OF LOS ANGELES, CENTRAL DISTRICT


IMPERIAL BANK,                )   CASE NO.: BC 126 904
                              )   Assigned to Judge
            Plaintiff,        )   Gregory O'Brien
                              )
vs.                           )   ORDER
                              )   AUTHORIZING RECEIVERSHIP TO
PUROFLOW CORPORATION, etc.,   )   TURN OVER RECEIVERSHIP
et al.,                       )   ASSETS TO DEFENDANTS
                              )
           Defendants.        )   Date:   August 22, 1996
 -----------------------------)   Time:   8:30 a.m.
                                  Dept:   21

TO ALL PARTIES AND TO THEIR COUNSEL OF RECORD:



     The EX PARTE Application of MICHAEL D. MYERS, State Court Receiver in the instant matter, for authorization to turn over to Defendants, their day to day business operations, and the assets of the Receivership Estate, having been read and considered, and good cause appearing therefore.



     IT IS HEREBY ORDERED:


                                    EXHIBIT A

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     1.   The Receiver is authorized to turn over the assets of the Receivership
Estate to Defendants, so long as such a turnover does not impair the Estate's ability to pay its debts or claims brought against it.


Dated: August 22, 1996                /s/ GREGORY C. O'BRIEN, JR
       ----------------               ----------------------------------
                                      JUDGE OF THE SUPERIOR COURT


This order incorporates the stipulations of the parties and representations of the receiver as reflected in the notes of the official Electronic Recording Monitor at today's hearing of record.


                                        /s/ GREGORY C. O'BRIEN, JR


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